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Express Direct Growth and Income Fund, Inc.
File No. 33-63907/811-7403

                                    EXHIBIT INDEX

Exhibit 6:     Form of Distribution Agreement.

Exhibit 9(a):  Form of Transfer Agency Agreement.

Exhibit 15:    Form of Plan and Agreement of Distribution.